UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 2, 2023

Date of Report (date of earliest event reported)

STEEL PARTNERS HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 32nd Floor New York New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 520-2300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units, $0 par	SPLP	New York Stock Exchange
6.0% Series A Preferred Units	SPLP-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Succession

On August 2, 2023, Jason Wong notified the board of directors of the general partner (the “Board”) of Steel Partners Holdings L.P. (the “Company”) of his resignation from the position of Chief Financial Officer (“CFO”) and Treasurer, effective August 4, 2023. Mr. Wong will be pursuing other opportunities but will remain with the Company during a transition period. The Company thanks Mr. Wong for his contributions.

On August 2, 2023, the Board appointed Ryan O’Herrin as CFO of the Company, effective August 7, 2023. Mr. O’Herrin, age 45, has served as Division Finance Director of Eastman Chemical Company since 2022. Prior to that role, he served as Division CFO for Genus PLC from 2016 to 2022. Before that, Mr. O’Herrin had a robust 13-year career with Weir Group, where his roles spanned IT, finance and strategy, culminating in his last role as EVP of Strategy and Information Technology for the Minerals North America Region. Mr. O’Herrin graduated from the Advanced Management Program of Harvard Business School in 2018, and holds a Bachelor of Science in Computer Science and a Master of Business Administration from the University of Wisconsin – Madison.

There is no arrangement or understanding between Mr. O’Herrin and any other persons pursuant to which he was selected as CFO, and there are no family relationships between Mr. O’Herrin and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions involving Mr. O’Herrin to be reported pursuant to Item 404(a) of Regulation S-K.

Incoming CFO Compensation

Pursuant to an offer letter (the “Offer Letter”) with Steel Services Ltd. (the Company’s wholly-owned subsidiary) (“Steel Services”) signed in connection with his appointment, Mr. O’Herrin will receive an annual base salary of $375,000, subject to annual review. Mr. O’Herrin also will receive a lump-sum sign-on bonus in the amount of $10,000. Mr. O’Herrin will be entitled to participate in the Company’s short-term incentive plan with an annual target award equal to 50% of Mr. O’Herrin’s annual base salary, which will not be prorated to his start date. Mr. O’Herrin will also be entitled to participate in the Company’s Long Term Incentive Plan for Senior Management (the “Plan”) with an award equal to 0.15% of the Company’s “Total 3-Year Accumulated Net Income” (as defined in the Plan), which is measured over a three-year performance period beginning in 2022. In addition, Mr. O’Herrin will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for its salaried employees and executive officers.

The foregoing description of the terms of Mr. O’Herrin’s employment is qualified in its entirety by reference to the text of the Offer Letter and the Plan, copies of which are filed as Exhibit 10.1 hereto and Exhibit 10.11 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, respectively. Such documents are also incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 7, 2023, the Company issued a press release regarding the CFO succession. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Item 7.01, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, regardless of any incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer letter between Steel Services and Mr. O’Herrin.
99.1	Press release (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2023	Steel Partners Holdings L.P.

	By:	/s/ Maria Reda
		Name:	Maria Reda
		Title:	General Counsel

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